EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Form S-8 Registration Statement pertaining to the 2005 Stock Grant Plan of Infinium Labs, Inc. of our report dated April 14, 2005, with respect to the financial statements of Infinium Labs, Inc. included in its annual report (Form 10-KSB) for the year ended December 31, 2004 and the two month period ended December 31, 2003 as filed with the Securities and Exchange Commission.

/s/ WEBB & COMPANY, P.A.

WEBB & COMPANY, P.A.
Certified Public Accountants

June 16, 2005